Selected Consolidated Financial Data
Balance Sheet Data:
dollars in thousands		 Jun 30,  Mar 31,   Dec 31,    Sep 30,	 Jun 30,
				 2008	  2008	    2007       2007	 2007
Cash and cash equivalents	 $14,810  $12,578   $12,285    $ 9,598	 $30,026
Securities available for sale	  93,463   87,803    84,514	82,782    82,590
Loans, net			 190,968  190,264   191,488    192,158   186,019
Deposits			 249,184  239,507   242,523    242,133   257,016
Repurchase agreements		   9,710    9,784     8,831	 8,322     9,047
Federal Home Loan Bank advances	  21,000   18,000    17,000	14,000    14,000
Shareholders' equity	          34,418   35,756    34,991	34,699    34,050
Total assets	                 317,769  308,833   306,651    303,055   317,563


Income Statement Data:				  Six Months ended
dollars in thousands, except per		Jun 30,	      Jun 30,
  share data					2008	      2007	 Change

Interest income					$8,466	      $8,894     -4.8%
Interest expense				 2,959	       3,494    -15.3%
Net interest income				 5,507	       5,400      2.0%
Provision for loan losses		 	   258     	  27    855.6%
Net interest income after provision for
  loan losses					 5,249 	       5,373     -2.3%
Noninterest income				 1,193  	 835     42.9%
Noninterest expense		                 5,014	       5,493     -8.7%
Income before income taxes		         1,428 	         715     99.7%
Income taxes		                           369	         114    223.7%
Net income					$1,059	        $601     76.2%
Earnings per share
  Basic and diluted		                 $0.48	       $0.27     78.6%
Weighted average shares outstanding	     2,204,068	   2,234,488


Income Statement Data:				    Quarter ended
dollars in thousands, except per		Jun 30,	      Jun 30,
  share data					2008	      2007	 Change

Interest income					$4,196	      $4,542     -7.6%
Interest expense				 1,433	       1,784    -19.7%
Net interest income				 2,763	       2,758      0.2%
Provision for loan losses		 	    71    	   -        nm
Net interest income after provision for
  loan losses					 2,692 	       2,758     -2.4%
Noninterest income				   601	         424     41.7%
Noninterest expense		                 2,525	       2,821    -10.5%
Income before income taxes		           768	         361    112.7%
Income taxes		                           200	          47    325.5%
Net income					  $568	        $314     80.9%
Earnings per share
  Basic and diluted		                 $0.26	       $0.14     83.5%
Weighted average shares outstanding	     2,202,368	   2,234,488

nm~not meaningful

Quarterly Earnings Summary
Previous Eight Quarters:
dollars in thousands, except per
  share data
					Jun	  Mar	     Dec	 Sep
					2008	  2008	     2007        2007
Interest income	 	            	$4,196	  $4,270     $4,441      $4,497
Interest expense		         1,433	   1,526      1,718       1,756
Net interest income			 2,763     2,744      2,723       2,741
Provision for loan losses		    71       187        120           -
Net interest income after provision for
  loan losses		             	 2,692 	   2,557      2,603       2,741
Noninterest income		           601       592        602         553
Noninterest expense		         2,525     2,489      2,387       2,620
Income before income taxes		   768	     660        818         674
Income taxes		                   200	     169        215         167
Net income		                  $568      $491       $603        $507
Earnings per share
  Basic and diluted		         $0.26     $0.22      $0.27       $0.23
Cash dividends per share		 $0.16     $0.16      $0.16       $0.16
Weighted average shares outstanding  2,202,368 2,205,787  2,222,115   2,234,488

					Jun	    Mar	       Dec       Sep
	                       		2007	    2007       2006      2006
Interest income		                $4,542      $4,352     $4,426  	 $4,379
Interest expense		         1,784       1,710      1,699     1,559
Net interest income		         2,758       2,642      2,726     2,820
Provision for loan losses		     - 	        27        120  	     40
Net interest income after provision for
  loan losses		                 2,758       2,615      2,606     2,780
Noninterest income		           424	       411        412	    429
Noninterest expense		         2,821       2,672      2,843     2,818
Income before income taxes		   361	       354	  176	    391
Income taxes		                    47          67	  -18	     88
Net income		                  $314        $287	 $194      $303
Earnings per share
  Basic and diluted		         $0.14       $0.13      $0.09     $0.14
Cash dividends per share	         $0.16       $0.16      $0.16     $0.16
Weighted average shares outstanding  2,234,488   2,234,488  2,234,488 2,234,488